UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02. DEPARTURE OF EXECUTIVE OFFICER

Keith Spurgeon, Senior Vice President and General Manager of Consumer Sales Channels, has announced his plans to leave Select Comfort
Corporation (the “Company”) at the end of June 2007.

Shelly Ibach, who joined the Company on April 2 as previously announced, will assume all of Mr. Spurgeon’s responsibilities with respect to the
Company’s retail sales channel. Jim Raabe, while retaining his duties as CFO, will assume Mr. Spurgeon’s responsibilities with respect to the
Company’s direct marketing, e-commerce and commercial channels.

Mr. Spurgeon and the Company have agreed in principal to the terms of a severance agreement that will entitle Mr. Spurgeon to receive severance compensation consistent with the terms of the Company’s Executive Severance Pay Plan adopted by the Board of Directors earlier this year. Mr. Spurgeon has agreed to extend the term of his agreement not to compete and not to solicit the Company’s employees from one year to two years following his departure from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: April 3, 2007	By:
Mark A. Kimball
Title: Senior Vice President